UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2013

Vitran Corporation Inc.
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code) 416-596-7664

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

(1)
On January 22, 2013, the Company and certain of its subsidiaries entered into an additional $7 million real estate term agreement with a real estate mortgage lender.  This is in addition to the $17 million real estate term agreement entered into on December 28, 2012, and described on Form 8-K under Item 1.01 filed on January 2, 2013.  The Company expects a third closing of financing during the first quarter of 2013.

The following is a summary of the material terms of the real estate term agreement:

•
The real estate term agreement is for a total of $7 million as a first freehold mortgage on the land and buildings.  The tenure of the agreement is 15 years and the amortization period is 15 years.  Including the previous real estate term agreement entered into on December 28, 2012, the total funding to date is $24 million.

•	The real estate term agreement is secured by a first mortgage on an additional 5 transportation facilities located throughout the United States, bringing the total facilities secured to 23.

•	The interest rate is fixed at 4.875% with an interest rate adjustment period of five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.

	By:	/s/ Fayaz D. Suleman
Name: Fayaz D. Suleman
Date: January 23, 2013	Title: Vice President Finance and Chief Financial Officer